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                                                                  Exhibit 10.73

                                    HTG CORP.
                            3475 Piedmont Road, N.E.
                                   Suite 1600
                             Atlanta, Georgia 30305

                                November 29, 2001

WestPoint Stevens Inc.
507 West Tenth Street
West Point, Georgia  31833

                               Re: HTG Falcon LLC

Gentlemen:

                  HTG Corp., a Georgia corporation ("HTG Corp.") and WestPoint Stevens Inc., a Delaware corporation ("WXS"), are parties to that certain Membership Interest Purchase Agreement dated February 4, 2000 ("Membership Agreement") concerning HTG Falcon LLC, a Georgia limited liability company (the "LLC").

                  Inasmuch as the Falcon 2000 aircraft described in the Membership Agreement has been sold, HTG Corp. and WXS have agreed to cause the LLC to dispose of the remaining assets of the LLC, and WXS has requested that HTG Corp. acknowledge its agreement to restore a negative balance in its capital account in the LLC and to make certain other payments to the LLC (such negative balance and such other payments, in the aggregate, the "Account Balance"). HTG Corp. acknowledges and agrees that the Account Balance is $4,541,692. HTG Corp. further acknowledges and agrees that any and all payments made to reduce such Account Balance, together with interest paid thereon, shall be immediately distributed to WXS. The parties acknowledge that any proceeds received by the LLC upon the disposition of its remaining assets, including the shares of Aviation Properties, Incorporated (or the hangar property leased by it) (the "API Asset"), shall be paid to WXS and, upon such payment, shall reduce the Account Balance by one-half of the full amount of such proceeds paid to WSX. Upon the sale or other disposition of the API Asset or any other asset of the LLC, one half of the loss of the API Asset (based on a $1.5 million basis) or any other asset shall be added to increase the amount of the Account Balance at the time of such sale or disposition. The parties hereto agree that any proceeds received by HTG Corp. or the LLC in respect of the Aircraft Purchase Agreement (Number 2000-00-12121), dated January 25, 2001, by and between Dassault Falcon Jet Corp. and the LLC relating to a Falcon 2000EX shall be paid to WXS and, upon such payment, shall reduce the Account Balance by the full amount of such proceeds.

                  HTG Corp. agrees to pay the principal sum equal to the Account Balance together with interest on so much thereof as is from time to time outstanding and unpaid, from the date hereof, at the prime rate of interest in effect from time to time plus three and one-half percent
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WestPoint Stevens Inc.
November 29, 2001
Page 2

(3.5%) per annum. HTG Corp. agrees to pay the Account Balance in installments, with $1 million due on the first anniversary of the date of this agreement, $2 million due on the second anniversary of the date of this agreement and the balance of the Account Balance due on the third anniversary date of this agreement. Any credits or prepayments to the Account Balance will be applied to reduce ratably the then remaining installments. Interest shall accrue and be payable on each anniversary of the date hereof.

                  To assure payment of all sums due hereunder and the performance of all other obligations to be performed hereunder, Vytech Holdings, Inc., a Delaware corporation ("Vytech"), has agreed to irrevocably and unconditionally guarantee the prompt payment when due, whether by acceleration or otherwise, of the sums due hereunder, and the unpaid interest due thereon, and the performance of all obligations to be performed hereunder, pursuant to a certain Guaranty Agreement, of even date herewith.

                  Holcombe T. Green, Jr. is the sole shareholder of both HTG Corp. and Vytech. Vytech is the record and beneficial holder of all of the outstanding capital securities of Vytech Midco, Inc., a Delaware corporation ("Midco"), and Midco is the sole shareholder of Vytech Industries, Incorporated, a Delaware corporation ("Vytech Industries," and together with Vytech and Midco, the "Vytech Entities"). Vytech Industries does not have any subsidiaries. HTG Corp. has provided WXS with a business appraisal dated October 12, 2001 (the "Appraisal") by Houlihan Lokey Howard & Zurkin ("Houlihan") of Vytech, which takes into account all of the existing debt of the Vytech Entities. HTG Corp. covenants and agrees that, until the entire Account Balance and all unpaid interest accrued thereon has been paid and all other obligations to be performed hereunder have been performed, it will provide WXS, within fifteen (15) days after the end of each of WXS's fiscal quarters beginning with the fiscal quarter ending December 31, 2001 an update to the Appraisal (an "Update"). HTG Corp., Vytech, Vytech Midco, Inc. and Vytech Industries, Inc. each covenants and agrees to permit WXS, so long as the Account Balance or any portion thereof remains outstanding, from time to time at its option, to conduct business appraisals of Vytech. If any appraisal conducted by WXS pursuant to the preceding sentence reflects a value of Vytech that is less than the Required Value (defined below), and HTG Corp. disputes this appraisal, each of WXS and HTG Corp. shall select an independent investment banking or appraisal firm (the "Independent Appraiser"), which firm shall conduct an appraisal of Vytech within fifteen (15) days after its selection, and which shall determine the value of Vytech for the purposes described herein.

                  In the event that an Update or an appraisal conducted by an Independent Appraiser reflects a value of Vytech that is less than the Required Value, Holcombe T. Green, Jr., as the sole shareholder of Vytech, hereby agrees to provide support to the extent necessary, and to include without limitation, contributions to the capital of Vytech in cash or property, within fifteen (15) days after any such appraisal, so as to permit Vytech to maintain the Required Value. As used herein, the Required Value means two times the then outstanding Account Balance and all accrued but unpaid interest thereon. Until the entire Account Balance and all
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WestPoint Stevens Inc.
November 29, 2001
Page 3

unpaid interest accrued thereon has been paid and all other obligations to be performed hereunder have been performed, Holcombe T. Green, Jr. shall deliver to WXS, within fifteen (15) days after the end of each of WXS's fiscal quarters beginning with the fiscal quarter ending December 31, 2001, a certificate certifying that Vytech, Midco and Vytech Industries are each in compliance with the covenants contained in the Guaranty Agreement of even date herewith (the "Guaranty") made by Vytech in favor of WXS. On the date hereof, counsel to HTG Corp. shall deliver to WXS an opinion to the effect that (i) the Vytech Entities have the corporate power and authority to enter into this Agreement and the Guaranty, (ii) this Agreement and the Guaranty have been duly authorized by all necessary corporate action on the part of each of the Vytech Entities and have been duly executed and delivered and are valid and binding agreements of the Vytech Entities, enforceable in accordance with their terms, and (iii) the performance of this Agreement and the Guaranty and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which any of the Vytech Entities is a party or by which their properties are bound. The parties hereto expressly agree that (i) upon the breach of any covenant contained in this Agreement or the Guaranty or
(ii) if Holcombe T. Green, Jr. does not provide support to restore the Required Value as provided above, then the entire amount of the Account Balance then outstanding, including all unpaid interest accrued thereon, shall become due and payable, upon a demand by WXS for payment. WXS agrees to release Vytech from its guarantee provided herein upon the substitution therefor with other financial assurances deemed sufficient by WXS in its sole discretion.

                  Further, WXS agrees that the Account Balance, or any interest thereon, may be paid, at the election of HTG Corp., by the surrender by Holcombe
T. Green, Jr. of shares of common stock of WXS, valued at the then current market price for such shares, or options to acquire shares of common stock of WXS, valued using an option valuation method then approved by WXS for this purpose. In addition, WXS agrees that the Account Balance, or any interest thereon, may be paid by surrender by Holcombe T. Green, Jr. of any vested amounts contained in any retirement plans or accounts of Mr. Green valued using an actuarial methodology reasonably approved by WXS for this purpose.

                  In addition, to assure payment of all sums due hereunder, should Mr. Green retire his principal personal financial obligations which currently restrict his ability to provide WXS with a first security interest in property to secure adequately the Account Balance, and is thereupon able to grant such a security interest, he will do so immediately. Mr. Green hereby represents and agrees that he will use his best efforts to have such obligations retired and to grant such a security interest to WXS expeditiously.

                  On the date hereof, HTG Corp. and Holcombe T. Green, Jr. will deliver, and will cause each of their affiliates and employees to deliver, to WXS all books and records relating to the LLC, which books and records will remain in the possession of, and be kept by, WXS from and after the date hereof. HTG Corp. and Holcombe T. Green, Jr. agree and acknowledge that
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WestPoint Stevens Inc.
November 29, 2001
Page 4

on and after the date hereof, only an officer of WXS designated by the WXS Board of Directors will be authorized to sign on behalf of WXS any consent action, agreement or other document authorizing or approving any action by the LLC.

                  Please indicate your agreement below.

                                    Sincerely,

                                    HTG CORP.



                                    By: /s/ Holcombe T. Green, Jr.
                                       ------------------------------------
                                       Holcombe T. Green, Jr., President

Agreed and Acknowledged:

WESTPOINT STEVENS INC.



By: /s/ Lester Dupuy Sears
    ---------------------------------

VYTECH HOLDINGS, INC.



By: /s/ Holcombe T. Green, Jr.
    ---------------------------------
    Holcombe T. Green, Jr., President

VYTECH MIDCO, INC.



By: /s/ Holcombe T. Green, Jr.
    ---------------------------------
    Holcombe T. Green, Jr., President

VYTECH INDUSTRIES, INC.

By: /s/ Holcombe T. Green, Jr.
    ---------------------------------
    Holcombe T. Green, Jr., President



/s/ Holcombe T. Green, Jr.
-------------------------------------
HOLCOMBE T. GREEN, JR., individually